UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2 2, 2019 (November 22, 2019)

Univar Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

(Address of principal executive offices, including zip code)

(331) 777-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.01 par value)	UNVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

5.125% Senior Notes due 2027

On November 22, 2019, Univar Solutions USA Inc. (“Univar USA”) closed its private offering of $500.0 million in aggregate principal amount of 5.125% senior notes due 2027 (the “Notes”) and entered into an Indenture with Univar Solutions Inc. (the “Company” or “Univar”) and certain subsidiaries of the Company, as guarantors (collectively with the Company, the “Guarantors”), and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 22, 2019, among Univar USA, the Guarantors and the Trustee (collectively, the “Indenture”).

Ranking; Guarantees

The Notes are senior unsecured indebtedness of Univar USA and:

•	rank equal in right of payment with all of Univar USA’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, including amounts outstanding under Univar USA’s senior credit facilities;

•	rank senior in right of payment to Univar USA’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•	are effectively subordinated in right of payment to all of Univar USA’s existing and future senior secured debt (including the senior credit facilities), to the extent of the value of the assets securing such debt, including amounts outstanding under the senior credit facilities; and

•	are structurally subordinated to all obligations of Univar USA and each of Univar’s subsidiaries that is not a guarantor of the Notes.

The Notes are guaranteed, on a senior unsecured basis, by Univar and its material wholly-owned domestic subsidiaries which guarantee the senior credit facilities. The guarantee of each Guarantor is a senior unsecured obligation of that Guarantor and:

•	rank equal in right of payment to all of the applicable Guarantors’ existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to such Guarantor’s guarantee of the Notes, including amounts outstanding under the senior credit facilities;

•	rank senior in right of payment to all of the applicable Guarantors’ future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•	are effectively subordinated in right of payment to all of the applicable Guarantors’ existing and future senior secured debt and other obligations (including the senior credit facilities), to the extent of the value of the assets securing such debt and other obligations; and

•	are structurally subordinated to all obligations of any subsidiary of a Guarantor if that subsidiary is not also a guarantor of the Notes.

Redemption

Univar USA may redeem the Notes, in whole or in part, at any time (1) prior to December 1, 2022, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the applicable make-whole premium set forth in the Indenture and (2) on and after December 1, 2022, at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the relevant redemption date, if redeemed during the 12-month period commencing on December 1 of the years set forth below.

Year	Percentage
2022	102.563%
2023	101.281%
2024 and thereafter	100.000%

In addition, at any time prior to December 1, 2022, Univar USA may redeem on one or more occasions up to 40.0% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 105.125% of the principal amount in respect of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, provided, however, that if the Notes are redeemed, an aggregate principal amount of Notes equal to at least 50.0% of the original aggregate principal amount of Notes (including the principal amount of any additional notes of the same series) must remain outstanding immediately after each such redemption of Notes, unless all such Notes are redeemed substantially concurrently.

Offer to Repurchase

In the event of certain events that constitute a Change of Control (as defined in the Indenture), Univar USA must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101.0% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If Univar USA sells assets under certain circumstances, Univar USA must use the proceeds to reinvest in additional assets or to repay any indebtedness (including any unsecured obligations, other than Subordinated Obligations (as defined in the Indenture)) or otherwise make an offer to purchase the Notes at a price equal to 100.0% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Covenants

The Indenture contains covenants that, among other things, limit the ability of Univar USA and the ability of its restricted subsidiaries, as described in the Indenture, to: incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; make other intercompany transfers; create liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with Univar USA’s affiliates. Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibit 4.1 hereto and incorporated herein by reference and the First Supplemental Indenture, filed as Exhibit 4.2 hereto and incorporated herein by reference.

Senior Term Loan Facility

On November 22, 2019, the Company and certain of its subsidiaries entered into the Fifth Amendment (the “Fifth Amendment”) to that certain credit agreement, dated July 1, 2015 (as amended prior to the Fifth Amendment, the “Credit Agreement” and as amended by the Fifth Amendment, the “Amended Credit Agreement”). Pursuant to the Fifth Amendment, Goldman Sachs Bank USA and certain other lenders agreed to provide a new USD Term B-5 loan facility in an aggregate principal amount of $400 million (the loans thereunder, the “Incremental Term Loan”) , the proceeds of which were used, in part, to refinance the Euro Term B-2 loans. As of the date of the Fifth Amendment, $1,437,995,570.15 of Term B-3 loans remain outstanding and $245,038,157.49 of Term B-4 loans remain outstanding under the Amended Credit Agreement (together with the Incremental Term Loans, the “Senior Term Facilities”). Pursuant to the Fifth Amendment, Univar Netherlands Holding B.V. was added as a Dutch co-borrower with respect to each of the Senior Term Facilities.

The Senior Term Facilities are (i) secured by a first priority lien on substantially all assets of the loan parties (other than accounts receivable and inventory) and a second priority lien on accounts receivable and inventory and related collateral of the loan parties and (ii) guaranteed on a senior secured basis, jointly and severally, by the Company and certain of its subsidiaries. Guarantees and collateral provided by Univar Netherlands Holding B.V. and any future foreign loan parties are subject to certain agreed security principles.

The interest rates applicable to the loans under the Senior Term Facilities are based on, at the borrower’s option, (i) in the case of the Incremental Term Loans, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin equal to 1.00% or a Eurocurrency rate plus an applicable margin equal to 2.00%. The interest rate applicable to the Term B-4 loans and the Term B-3 loans remain unchanged. Other than as discussed above, the terms of the Amended Credit Agreement are principally unchanged from the provisions in the Credit Agreement.

The foregoing summary of the Senior Term Facilities does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fifth Amendment and the Amended Credit Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Senior ABL Credit Facility

On November 22, 2019, the Company and certain of its U.S. and Canadian subsidiaries entered into the First Amendment (the “First Amendment”) to that certain Amended and Restated ABL Credit Agreement (the facility thereunder, the “Senior ABL Facility”), in connection with the incurrence of the Incremental Term Loan and the addition of Univar Netherlands Holding B.V. as co-borrower.

The Senior ABL Facility is secured by (i) a first priority lien on the loan parties’ accounts receivable, inventory and related collateral, and (ii) a second priority lien on substantially all other assets of the loan parties, in each case subject to various limitations and exceptions. Guarantees and collateral provided by Univar Netherlands Holding B.V. and any future foreign loan parties are subject to certain agreed security principles.

The interest rates applicable to the loans under the Senior ABL Facility are based on, at the borrower’s option, (i) with respect to initial term loan facility under the Senior ABL Facility, a fluctuating rate of interest determined by reference to either a base rate plus an applicable margin ranging from 1.00% to 1.25% and a prime rate plus an applicable margin ranging from 2.00% to 2.25% and (ii) with respect to the U.S. and Canadian revolving loans under the Senior ABL Facility, a fluctuating rate of interest determined by reference to a base rate plus an applicable margin ranging from 0.25% to 0.50% or a prime rate or Eurocurrency rate plus an applicable margin ranging from 1.25% to 1.50%. The applicable margin is adjusted after the completion of each full fiscal quarter based upon the pricing grid in the Senior ABL Facility. The Senior ABL Facility contains a number of customary affirmative and negative covenants and events of default.

The foregoing summary of the Senior ABL Facility does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated ABL Credit Facility Agreement, a copy of which is attached as Exhibit 10.1 to Univar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2019 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to the Indenture, the Notes, the Senior Term Facilities and the Senior ABL Facility is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated by reference herein is a copy of the Company’s press release dated November 22, 2019 announcing the closing of the offering of the Notes, the Incremental Term Loan and the First Amendment.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Exhibit Number	Description
4.1	Indenture, dated as of November 22, 2019, between Univar Solutions USA Inc., Univar Solutions Inc., the guarantors listed on the signature pages thereto and U.S. Bank National Association.

4.2

First Supplemental Indenture, dated as of November 22, 2019, between Univar Solutions USA Inc., Univar Solutions Inc., the guarantors listed on the signature pages thereto and U.S. Bank National Association.

4.3	Form of 5.125% Senior Notes due 2027 (included in Exhibit 4.1 hereto).

10.1

Fifth Amendment, dated November 22, 2019, among Univar Solutions USA Inc., Univar Solutions Inc., Univar Netherlands Holding B.V, the several banks and financial institutions from time to time party thereto, Goldman Sachs Bank USA and Bank of America, N.A., to the Credit Agreement dated July 1, 2015, between Univar Solutions USA Inc., Univar Solutions Inc., Univar Netherlands Holding B.V., the several banks and financial institutions from time to time party thereto and Bank of America, N.A.;

10.2

First Amendment, dated November 22, 2019, among Univar Solutions Inc. and certain of its subsidiaries, the several banks and financial institutions from time to time party thereto and Bank of America, N.A., to the Amended and Restated ABL Credit Agreement, dated as of February 28, 2019, between Univar Solutions Inc. and certain of its subsidiaries, the several banks and financial institutions from time to time party thereto and Bank of America, N.A.;

99.1	Press release dated November 22, 2019.

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2019

UNIVAR SOLUTIONS INC.

By:	/s/ Noelle J. Perkins
Name:	Noelle J. Perkins
Title:	Senior Vice President, General Counsel and Secretary